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Transcript of 2015 Video Message from Richard J. Daly

of Broadridge Financial Solutions, Inc.

The following is the transcript of a video message by Richard J. Daly, President and Chief Executive Officer of Broadridge Financial Solutions, Inc. (“Broadridge”), that was posted online on October 2, 2015 in connection with Broadridge’s 2015 annual meeting of stockholders to be held on November 12, 2015:

Hi. I’m Rich Daly, President and CEO of Broadridge Financial Solutions. Thank you for your investment in our company. I’d like to take this opportunity to share some thoughts with you as you review our annual meeting materials and vote your Broadridge shares.

Your vote is important because the annual proxy process is one of the key ways that shareholders have to participate in the governance of the companies in which they are owners. At Broadridge, we are in the business of enabling shareholders to exercise their clear and important shareholder rights. We encourage you to read our annual meeting materials and vote your Broadridge shares, as well as the shares of all the companies you own.

I’m pleased to review some highlights of our fiscal year 2015 performance that you can read about in more detail in our annual meeting materials. We reported another year of excellent performance for Broadridge, with record revenue, earnings and closed sales results. Our total revenues increased 5% to $2.7 billion. Adjusted diluted EPS grew by 10%. And our recurring revenue closed sales increased 15%. These strong closed sales results, coupled with our solid client revenue retention rate of 97%, highlight the value that Broadridge is creating for our clients, and provides the foundation for strong future revenue and earnings growth.

In addition, we once again delivered top quartile total shareholder return. Importantly, this performance was in line with our three year objectives we provided at our Investor Day in December. We executed against our strategy and also closed four tuck-in acquisitions this past year. And Broadridge was named to Fortune Magazine’s 2015 list of the World’s Most Admired Companies.

At this time I’d also like to thank our highly engaged and talented associates for enabling us to achieve another year of record performance.

I encourage you to join us for our annual meeting of stockholders on Thursday, November 12th. Our meeting is being held virtually so that more shareholders have the opportunity to attend and participate, including asking questions live during the meeting. If you cannot attend the meeting and would like to ask management or our Board a question, you can do that on our shareholder forum that is linked to this proxyvote site. We will answer any questions received at the annual meeting.

Once again, thank you for your interest in and support of Broadridge and I hope that you’ll join us for our annual meeting which of course is powered by Broadridge technology.